Exhibit 10.41

[Standard Form of Customer]

SALT WATER DISPOSAL AGREEMENT

COUNTY OF [Insert]	}
}
STATE OF TEXAS	}

This Agreement for Salt Water Disposal (“Agreement”) is entered into as of this [        ] day of [        ], 2009 by and between [enter customer name] , a                      corporation with a mailing address of [        ] (“Customer”), and Heckmann Water Resources Corporation, a Texas Corporation, with its principal offices located at 210 S. Broadway, Suite 210, Tyler, Texas 75702 (“HWR”).

WHEREAS, HWR (as Owner and Operator of Record) has put in place certain Water Disposal Facilities (“Facilities”) in Shelby County, Texas, and,

WHEREAS, Customer desires to dispose of Customer’s Produced and Flowback Water (“Water”) in the Facilities owned by HWR.

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter contained, it is agreed as follows:

1.	HWR grants to Customer the right and privilege of disposing of Customer’s Water in the Facilities subject to the terms and conditions herein contained.

2.	Customer will receive from HWR every 10 days an invoice for Water and Customer will pay HWR within fifteen (15) days upon receipt.

3.

Disposal of Customer’s Water under this Agreement shall be interruptible service and neither party shall have the obligation to the other party to dispose of a specific volume of Water or provide a specific level of service.

4.

HWR shall not be liable for any damages to Customer’s wells, equipment, or trucks, or for loss of income therefrom for failure to accept and dispose of Water for any reason, including rejection of Customer’s Water, failures or omissions due to lack of capacity of the Disposal Facility, accidents, breakdowns, closing for repairs, remedial work, labor difficulties, strikes, walkouts, fires, storms, acts of GOD, force majeure, sabotage, interference by order of or compliance with requests of military or civil authority, whether federal, state, or local, or appropriation, requisition or confiscation of all or any part of the Disposal Facility.

5.	Customer at its sole cost will be responsible for and will bear all the cost and expense of transporting the Water to the Facilities.

Standard Form of Customer SWD Agreement

6.

HWR will charge Customer and Customer agrees to pay a ******* ($*.**) per barrel fee for each barrel of Customer’s Produced or Trucked Water transferred to HWR’s custody and *** ***** ($*.**) per each barrel of Flowback Water transferred to HWR’s custody. The disposal fee shall be increased at the beginning of each new calendar year. The increase will be the greater of the rise in Consumer Price Index for the prior year or a minimum of *** percent (*.*%) per year rounded up to the next penny.

7.	Water Accepted for Disposal. Customer agrees to deliver to the salt water disposal facilities only Produced Water or Flowback Water, specifically excluding any type of hazardous water.

8.	This Agreement may be modified only by the written agreement of HWR and Customer.

9.

This agreement shall be binding upon and inure to the benefit of the parties hereto, their respective representatives, successors and assigns until terminated upon fifteen (15) days written notice by HWR or Customer. All notices required or permitted hereunder shall be addressed to the respective parties at the following addresses or such other address as any party may hereafter designate in writing, to wit:

Customer:	HWR:

__________________	Heckmann Water Resources Corporation
__________________	210 S. Broadway, Suite 210
__________________	Tyler, Texas 75702

10.	Customer and HWR agree to comply with all applicable environmental rule and regulation, including obtaining and maintaining all required permit(s) and authority to dispose of Water.

11.	This Agreement shall be governed and construed in accordance with the laws of Texas and all disputes must be heard and settled in Shelby or Smith County, Texas.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the day and year first set forth above.

Customer	HWR

By:	By:
Name:	Name:
Its:	Its:

Standard Form of Customer SWD Agreement